Exhibit 23.1




INDEPENDENT  AUDITORS'  CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 33-84226 and 33-80858 of Full House Resorts, Inc. on Form S-8 of our report dated March 13, 1996, appearing in this Annual Report on Form 10-KSB/A of Full House Resorts, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

Reno, Nevada
July __, 1996